SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - JANUARY 3, 2000


                       COMMISSION FILE NUMBER 333-58059

                             CLUETT AMERICAN CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                              22-2397044
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                             48 WEST 38TH STREET
                          NEW YORK, NEW YORK  10018
            (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                (212)984-8900
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                      COPIES OF ALL COMMUNICATIONS TO:
                            CLUETT AMERICAN CORP.
                             48 WEST 38TH STREET
                          NEW YORK, NEW YORK  10018
               ATTENTION: ACTING GENERAL COUNSEL AND SECRETARY


Item 4.   Changes in Registrant's Certifying Accountant.

Pursuant to Item 304(a) of Regulation S-K, the Company reports the following:

(a)  Previous Independent Accountants

     (i) and (iii) - On January 3, 2000, the Audit Committee of the Board of Directors approved the appointment of Deloitte & Touche LLP as its

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     independent auditors for fiscal 1999.  Ernst & Young LLP, the Company's previous auditors, were dismissed.

     (ii) The reports of Ernst & Young LLP on the financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iv) In connection with its audits for the two most recent fiscal years and through January 3, 2000, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in their report on the consolidated financial statements for such years.

     (v) During the two most recent fiscal years and through January 3, 2000, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     (vi) The Registrant has requested and Ernst & Young LLP has furnished it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the above statements. Such letter dated January 10, 2000 is filed as an exhibit to this Form 8-K.

(b)  New Independent Accountants

     The Registrant engaged Deloitte & Touche LLP as its new independent accountants on January 3, 2000. During the two most recent fiscal years and through January 3, 2000, the Registrant has not consulted with Deloitte & Touche LLP on any of the matters or events set forth in
     Item 304(a) 2(i) and (ii) of Regulation S-K.

     Exhibits.

16.1 Letter of Ernst & Young LLP











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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 10, 2000

                                    CLUETT AMERICAN CORP.



                                    By:  /s/ BRYAN P. MARSAL
                                         -----------------------------
                                         Bryan P. Marsal
                                         Director, President and Chief
                                         Executive Officer